CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES ANNOUNCES 2017 THIRD QUARTER
FINANCIAL RESULTS

EDGEWOOD, N.Y. – November 8, 2017 – CPI Aerostructures, Inc. (“CPI Aero®”) (NYSE American: CVU) today announced financial results for the three-month and nine-month periods ended September 30, 2017.

3Q 2017 vs. 3Q 2016

•                      Revenue was $20.7 million compared to $22.1 million;

•                      Gross profit was $4.9 million compared to $5.0 million;

•                      Gross margin was 23.7% compared to 22.7%

•                      Pre-tax income was $2.5 million compared to $2.7 million;

•                      Net income was $1.7 million compared to $1.7 million;

•                      Earnings per diluted share were $0.19 compared to $0.19 per diluted share;

•                      Cash flow from operations was $0.9 million compared to $0.5 million; and

•                      Total backlog at $397.9 million with multi-year defense contracts comprising 79%.

Nine Months 2017 vs. Nine Months 2016

•                      Revenue was $57.5 million compared to $57.1 million;

•                      Gross profit (loss) was $13.1 million compared to $(1.6) million;

•                      Pre-tax income (loss) was $5.7 million compared to $(9.1) million;

•                      Net income (loss) was $3.7 million compared to $(5.7) million;

•                      Earnings (loss) per diluted share of $0.42 compared to $(0.67) per diluted share; and

•                      Cash flow used in operations was $(0.2) million compared to $(6.8) million.

“We delivered another solid performance in the third quarter despite order push-outs from newer defense programs still in their development phase that delayed revenue recognition. Working capital improvements, in particular, combined with higher margins drove positive operating cash flow of approximately $0.9 million in the quarter that enabled us to further pay down the outstanding balance on our line of credit,” stated Douglas McCrosson, CPI Aero president and CEO. “Our defense market strategy continued to yield positive results. New awards from Sikorsky, the U.S. Air Force and Lockheed Martin added to our defense backlog in the quarter, which kept our defense book-to-bill at nearly 1.0. Subsequent to the close of the quarter we received a follow-on order in support of a foreign military aircraft sale valued at approximately $6 million. These awards highlight our growing reputation in the military supply chain as a high quality, lower cost alternative to in-house assembly work grounded in exceptional program execution, value and customer service.”

CPI Aero Q3’17 Earnings Press Release	Page 2
November 8, 2017

Continued Mr. McCrosson, “Looking ahead, we expect operating cash flow to remain positive on the basis of margin expansion as certain programs transition to full production and cost and process improvements. We remain focused on growing our top-line and expanding our backlog, particularly for our defense products. As the outlook for U.S. defense sector fundamentals improves and spending is allocated to both readiness and modernization, our core competency uniquely positions us to support both legacy and next-generation platforms, and both are reflected in our pipeline of opportunities. Based on our year to date performance and the momentum in backlog we are seeing, we believe we are firmly on a trajectory for sustained top-line growth and profitability.”

Financial Outlook

CPI Aero has updated its financial guidance for fiscal 2017 in light of its third quarter results. The company now expects:

•	Revenue at the low end of its prior range of $82.5 million and $87.0 million;
•	Pre-tax income to be at the high end of a range of $8.1 million to $8.5 million;
•	Effective tax rate of approximately 35%.

Conference Call
Management will host a conference call on Wednesday, November 8, 2017, at 8:30 a.m. ET to discuss these results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 844-378-6486 or 412-542-4181. Please call in 10 minutes before the conference call is scheduled to begin and ask for the CPI Aero call. The conference call will also be broadcast live over the Internet. Additionally, a slide presentation will accompany the conference call. To listen to the live call, please go to www.cpiaero.com, click on the Investor Relations section, then to the Event Calendar. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days.

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About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies and value-added kits for fixed wing and rotary wing aircraft in both the commercial aerospace and defense markets. CPI Aero also manufactures pod-based, airborne avionics systems for Intelligence Surveillance and Reconnaissance (ISR), Electronic Warfare (EW) and Radar end-markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

The above statements include forward looking statements that involve risks and uncertainties, which are described from time to time in CPI Aero’s SEC reports, including CPI Aero’s Form 10-K for the year ended December 31, 2016 and Form 10-Q for the quarters ended March 31, 2017, and June 30, 2017.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contact:

Vincent Palazzolo	Investor Relations Counsel:
Chief Financial Officer	LHA
CPI Aero	Sanjay M. Hurry/Jody Burfening
(631) 586-5200	(212) 838-3777
www.cpiaero.com	cpiaero@lhai.com
www.lhai.com

– Tables to Follow –

CPI Aero Q3’17 Earnings Press Release	Page 4
November 8, 2017

CPI AEROSTRUCTURES, INC.
STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

Revenue	$20,706,460	$22,110,829	$57,471,112	$57,061,826
Cost of sales	15,794,024	17,086,461	44,337,414	58,642,561

Gross profit (loss)	4,912,436	5,024,368	13,133,698	(1,580,735)
Selling, general and administrative expenses	2,044,304	2,014,147	6,210,380	6,603,321
Income (loss) from operations	2,868,132	3,010,221	6,923,318	(8,184,056)
Interest expense	402,619	338,156	1,258,857	937,523
Income (loss) before provision for (benefit from) income taxes	2,465,513	2,672,065	5,664,461	(9,121,579)

Provision for (benefit from) income taxes	770,000	986,000	1,954,000	(3,378,000)

Net income (loss)	1,695,513	1,686,065	3,710,461	(5,743,579)

Other comprehensive income
net of tax -
Change in unrealized gain (loss) interest rate swap	(2,300)	25,936	1,900	(44,547)

Comprehensive income (loss)	$1,693,213	$1,712,001	$3,712,361	$(5,788,126)

Income (loss) per common share – basic	$0.19	$0.19	$0.42	$(0.67)

Income (loss) per common share – diluted	$0.19	$0.19	$0.42	$(0.67)
Shares used in computing income (loss) per common share:
Basic	8,846,507	8,678,608	8,820,379	8,628,716
Diluted	8,872,810	8,692,420	8,841,397	8,628,716

CPI Aero Q3’17 Earnings Press Release	Page 5
November 8, 2017

CPI AEROSTRUCTURES, INC.
BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current Assets:
Cash	$711,083	$1,039,586
Accounts receivable, net of allowance for doubtful accounts of $150,000 as of September 30, 2017 and $535,514 as of December 31, 2016	4,743,596	8,514,613
Costs and estimated earnings in excess of billings on uncompleted contracts	108,377,905	99,578,526
Prepaid expenses and other current assets	2,470,845	2,155,481

Total current assets	116,303,429	111,288,206

Property and equipment, net	2,016,774	2,298,610
Deferred income taxes, net	2,143,216	3,952,598
Other assets	204,348	252,481
Total Assets	$120,667,767	$117,791,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$13,170,829	$14,027,457
Accrued expenses	1,347,789	1,386,147
Billings in excess of costs and estimated earnings on uncompleted contracts	413,004	115,337
Current portion of long-term debt	1,863,711	1,341,924
Contract loss	280,622	1,377,171
Line of credit	23,438,685	22,438,685
Income tax payable	6,000	6,000

Total current liabilities	40,520,640	40,692,721

Long-term debt, net of current portion	7,433,937	8,860,724
Other liabilities	607,833	632,744

Total Liabilities	48,562,410	50,186,189

Shareholders’ Equity:
Common stock - $.001 par value; authorized 50,000,000 shares, 8,846,817 and 8,739,836 shares, respectively, issued and outstanding	8,847	8,738
Additional paid-in capital	53,612,131	52,824,950
Retained earnings	18,491,479	14,781,018
Accumulated other comprehensive loss	(7,100)	(9,000)
Total Shareholders’ Equity	72,105,357	67,605,706
Total Liabilities and Shareholders’ Equity	$120,667,767	$117,791,895